As filed with the Securities and Exchange Commission on September 23, 2005      Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ARADIGM CORPORATION
(Exact name of registrant as specified in its charter)

California (State of Incorporation)	94-3133088 (I.R.S. Employer Identification No.)

3929 Point Eden Way
Hayward, CA 94545
(Address of principal executive offices)

Employee Stock Purchase Plan
(Full title of the plans)
V. Bryan Lawlis, Jr., Ph.D.
President and Chief Executive Officer
3929 Point Eden Way
Hayward, CA 94545
(510) 265-9000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
James C. Kitch, Esq.
Cooley Godward LLP
Five Palo Alto Square
3000 El Camino Real
Palo Alto, CA 94306
(415) 693-2000

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
	Amount to be	Offering Price Per	Aggregate Offering	Amount of
Title of Securities to be Registered	Registered(1)	Share (2)	Price (2)	Registration Fee
Shares of Common Stock, no par value per share, reserved for future issuance under the Employee Stock Purchase Plan	2,000,000	$1.075	$2,150,000.00	$253.06

(1) This Registration Statement shall cover any additional shares of the Common Stock of Aradigm Corporation (the “Company” or “Registrant”) which become issuable under the Company’s Employee Stock Purchase Plan (the “Plan”) set forth herein by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of shares of the Company’s outstanding Common Stock.
(2) Estimated solely for the purpose of calculating the amount of the registration fee. The offering price per share and aggregate offering price are based upon the average of the high and low prices of the Company’s Common Stock as reported on the Nasdaq National Market on September 16, 2005 for shares available for issuance pursuant to the Plan (pursuant to Rule 457(c) under the Act).

INCORPORATION BY REFERENCE OF CONTENTS OF
REGISTRATION STATEMENTS ON FORM S-8
NOS. 333-15947, 333-62039, 333-92169, 333-43152, 333-63116, 333-85244 and 333-107157
     The contents of the Registration Statements on Form S-8 Nos. 333-15947, 333-62039, 333-92169, 333-43152, 333-63116, 333-85244 and 333-107157 filed with the Securities and Exchange Commission on November 12, 1996, August 21, 1998, December 6, 1999, August 7, 2000, June 15, 2001, March 29, 2002 and July 18, 2003, respectively, are incorporated by reference herein.
EXHIBITS
Exhibit
Number

5.1	Opinion of Cooley Godward llp

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Cooley Godward llp is contained in Exhibit 5.1 to this Registration Statement

24.1	Power of Attorney is contained on the signature pages

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hayward, State of California, on September 21, 2005.

Aradigm Corporation
By:	/s/ V. Bryan Lawlis, Jr., Ph.D.
V. Bryan Lawlis, Jr., Ph.D.
President and Chief Executive Officer

POWER OF ATTORNEY
     Know All Persons By These Presents, that each person whose signature appears below constitutes and appoints V. Bryan Lawlis, Jr., Ph.D. and Thomas C. Chesterman, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ V. Bryan Lawlis, Jr., Ph.D. (V. Bryan Lawlis, Jr., Ph.D.)	President and Chief Executive Officer (Principal Executive Officer)	September 21, 2005

/s/ Thomas C. Chesterman (Thomas C. Chesterman)	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	September 21, 2005

/s/ Frank H. Barker (Frank H. Barker)	Director	September 21, 2005

/s/ Igor Gonda, Ph.D. (Igor Gonda, Ph.D.)	Director	September 16, 2005

Signature	Title	Date

/s/ Stephen O. Jaeger (Stephen O. Jaeger)	Director	September 21, 2005

/s/ John M. Nehra (John M. Nehra)	Director	September 21, 2005

/s/ Wayne I. Roe (Wayne I. Roe)	Director	September 21, 2005

/s/ Richard P. Thompson (Richard P. Thompson)	Director	September 21, 2005

/s/ Virgil D. Thompson (Virgil D. Thompson)	Director	September 21, 2005

EXHIBIT INDEX

Exhibit Number	Description	Sequential Page Numbers
5.1	Opinion of Cooley Godward llp	6

23.1	Consent of Independent Registered Public Accounting Firm	7

23.2	Consent of Cooley Godward llp is contained in Exhibit 5.1 to this Registration Statement	—

24.1	Power of Attorney is contained on the signature pages.	—

5